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                                                                    EXHIBIT 5(d)


                                FUNDING AGREEMENT

         This FUNDING AGREEMENT (this "Agreement"), dated as of October 10, 2000, is between and among AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), and AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC., a Delaware corporation ("Bethesda").

                                   WITNESSETH:

         WHEREAS, Bethesda desires to make a cash tender offer (as amended from time to time, the "Offer") on or shortly after the date hereof to acquire assignee units of limited partnership interest ("Units") in Oxford Residential Properties I Limited Partnership; and

         WHEREAS, AIMCO is under common control with Bethesda, and desires to assist Bethesda in funding the purchase of Units in such offer;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. FUNDING. AIMCO agrees to contribute to Bethesda the total amount of funds required by Bethesda to purchase Units tendered to AIMCO in the Offer as and when needed by Bethesda to purchase such Units.

         SECTION 2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof.

         SECTION 3. NO THIRD PARTY BENEFICIARIES. This Agreement shall not be enforceable by, and shall not inure to the benefit of, any person or entity not a party hereto as a third party beneficiary hereof.

         SECTION 4. MERGER. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other agreements, whether oral or written, with respect thereto.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   AIMCO PROPERTIES, L.P.
                                   BY: AIMCO-GP, INC., GENERAL PARTNER



                                   By: /s/ Patrick J. Foye
                                       -------------------
                                   Name:  Patrick J. Foye
                                   Title: Executive Vice President

                                   AIMCO/BETHESDA HOLDINGS
                                   ACQUISITIONS, INC.



                                   By: /s/ Patrick J. Foye
                                       -------------------
                                   Name:  Patrick J. Foye
                                   Title: Executive Vice President